UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 40th Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2020, the Board of Directors (the “Board”) of ContextLogic Inc. (the “Company”), appointed Jacqueline Reses to the Board, effective upon the closing of its initial public offering (the “IPO”). Ms. Reses will serve as a director of the Company until her successor is duly elected and qualified. Further, effective as of the closing of the IPO, the Board appointed Ms. Reses to serve on the Compensation Committee of the Board. The Board determined that Ms. Reses is independent under the listing standards of the Nasdaq Stock Market.

As a non-employee director, Ms. Reses will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. She will receive an initial grant of restricted stock units representing 111,110 shares of the Company’s Class A common stock (“Class A Common Stock”) pursuant to the Company’s 2020 Equity Incentive Plan. There are no arrangements or understandings between Ms. Reses and any other person pursuant to which Ms. Reses was selected as a director, and there are no transactions between Ms. Reses and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Ms. Reses in connection with her appointment to the Board in substantially the form entered into with other directors of the Company.

A copy of the press release issued by the Company announcing the foregoing is furnished as Exhibit 99.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 18, 2020, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Board and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) provide that each share of Company’s Class B Common Stock (“Class B Common Stock”) is entitled to 20 votes per share, and each share of Class A Common Stock is entitled to one vote per share and the conversion features of Class B Common Stock into Class A Common Stock, (ii) provide that any time after the Company’s first annual meeting of stockholders, when the outstanding shares of Class B Common Stock represent less than 40% of the combined voting power of the Common Stock the Board will be classified into three classes of directors with staggered three-year terms and directors will only be able to be removed from office for cause, (iii) provide that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee, or stockholder of the Company to the Company or its stockholders, and (c) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware, any provision of the Restated Certificate or Restated Bylaws (as defined below) of the Company (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine; and (iv) provide that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended (the “Securities Act”). A description of the Restated Certificate is set forth in the sections entitled “Risk Factors” and “Description of Capital Stock” of the Company’s Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission on December 17, 2020 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-250531).

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of December 18, 2020, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Board and the Company’s stockholders previously approved the Restated Bylaws to be effective immediately prior to the closing of the IPO. The Restated Bylaws restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the provisions of the Restated Certificate. A description of the Restated Bylaws is set forth in the sections of the Prospectus entitled “Risk Factors” and “Description of Capital Stock.”

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 18, 2020, the Company closed the IPO of 46,000,000 shares of Class A Common Stock at a price to the public of $24.00 per share. The gross proceeds to Company from the IPO were approximately $1.1 billion, before deducting underwriting discounts and commissions and estimated offering expenses. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 6,900,000 shares of Class A Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of ContextLogic Inc.

3.2	Amended and Restated Bylaws of ContextLogic Inc.

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 2020).

99.1	Press Release issued by the Company on December 18, 2020 announcing the appointment of Ms. Reses to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2020

ContextLogic Inc.

By:	/s/ Rajat Bahri
Rajat Bahri
Chief Financial Officer Principal Financial Officer